Exhibit 99
News Release
FOR IMMEDIATE RELEASE
Investor Contact:
Laura J. Cinat
(312) 255-6167
laura.cinat@diamondcluster.com
Media Contact:
David Moon
312-255-4560
david.moon@diamondcluster.com
DIAMONDCLUSTER INTERNATIONAL REPORTS FIRST QUARTER
FISCAL YEAR 2006 RESULTS
One million shares repurchased during the quarter
CHICAGO, July 27, 2005—DiamondCluster International, Inc. (Nasdaq: DTPI), a premier global management consulting firm, today announced results for its first quarter of fiscal year 2006 (ended June 30, 2005).
Net revenue for the first quarter was $48.3 million, compared with $44.9 million for the first quarter of fiscal year 2005. Revenue in North America represented 72% of total net revenue and grew 27% from the year ago period. The Company reported pretax income of $1.7 million, and a net loss of $1.5 million or ($0.04) per diluted share for the first quarter, which resulted from an unusually high reported tax rate of 189% caused by accounting standards that prohibit the Company from recognizing tax benefits in certain international locations.
The Company ended the first quarter with a cash and short-term investment balance of $88.2 million, up from $72.7 million in the year-ago period. Days billings outstanding, a key measure of client satisfaction, were 33 days in the quarter, improved from 35 days in the prior quarter and 51 days in the same quarter last year. Free cash flow (cash flow from operating activities less capital expenditures) was negative ($2.6) million in the quarter due to payment of fiscal year 2005 bonuses in April. DiamondCluster repurchased more than 1 million shares of stock in the quarter, for $12.4 million, which is the highest quarterly share repurchase amount in the Company’s history.

“Revenue and earnings for the quarter came in within the revised guidance we provided in June, and free cash flow was better than expected,” said Mel Bergstein, chairman and CEO of DiamondCluster International. “Proposal activity is strong. We added a number of significant new clients in the first quarter, and in the first month of the second quarter. We believe these new clients, combined with our strong base of existing clients, will return us to our target growth trajectory. Our clients are asking us to help with strategically important initiatives, and our intellectual capital is generating interest with prospects.”
DiamondCluster served 72 clients in the first quarter of 2006 and added 20 new clients representing 11% of revenue during the quarter. Global annualized revenue per consultant was $340 thousand during the quarter. As of June 30, 2005, DiamondCluster had 570 client-serving professionals.
The Company anticipates net revenue in the September quarter to be in the range of $49 to $52 million, pretax income to be between $3 and $6 million, earnings per diluted share of $0.01 to $0.06, and free cash flow of $1 to $2 million. For fiscal year 2006, we expect net revenue of $210 to $220 million, pretax income of $19 to $24 million, earnings per diluted share of $0.14 to $0.23, and free cash flow of $13 to $22 million.
About DiamondCluster International
DiamondCluster International (Nasdaq: DTPI) is a premier global management consulting firm that helps leading organizations develop and implement growth strategies, improve operations, and capitalize on technology. Mobilizing multidisciplinary teams from our highly skilled strategy, technology, and operations professionals worldwide, DiamondCluster works collaboratively with clients, unleashing the power within their own organizations to achieve sustainable business advantage. DiamondCluster is headquartered in Chicago, with offices across Europe, North America, the Middle East and South America. To learn more, visit www.diamondcluster.com.
Conference Call
Management from DiamondCluster International will host a conference call today, July 27, 2005, at 4:00 pm CT to discuss the results of the quarter. The call will be broadcast live and archived on DiamondCluster’s web site at www.diamondcluster.com.
Forward-Looking Statements
Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to maintain its pricing and utilization rates and control its costs, the sustainability of the economic recovery in the U.S. and Northern European markets, recruitment and retention of personnel, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, absence of long-term contracts with clients, growth management, project risks, and technological advances. The risks and uncertainties associated with our business are highlighted in our filings with the SEC, including our annual report on Form 10-K for the fiscal year 2005, ended March 31, 2005.

PRESS RELEASE
DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
REVENUE:
Net revenue	$48,304	$44,865
Reimbursable expenses	6,653	6,686

Total revenue	54,957	51,551

PROJECT PERSONNEL EXPENSES:
Project personnel costs before reimbursable expenses	35,126	30,921
Reimbursable expenses	6,653	6,686

Total project personnel expenses	41,779	37,607

GROSS MARGIN	13,178	13,944

OTHER OPERATING EXPENSES:
Professional development and recruiting	1,871	1,339
Marketing and sales	725	834
Management and administrative support	9,557	8,486

Total other operating expenses	12,153	10,659

INCOME FROM OPERATIONS	1,025	3,285

OTHER INCOME, NET	681	315

INCOME BEFORE INCOME TAXES	1,706	3,600

INCOME TAX EXPENSE	3,228	159

NET INCOME (LOSS)	$(1,522)	$3,441

BASIC INCOME (LOSS) PER SHARE OF COMMON STOCK	$(0.04)	$0.10

DILUTED INCOME (LOSS) PER SHARE OF COMMON STOCK	$(0.04)	$0.10

SHARES USED IN COMPUTING BASIC INCOME (LOSS) PER SHARE	33,977	33,385

SHARES USED IN COMPUTING DILUTED INCOME (LOSS) PER SHARE	33,977	35,299
The following amounts of stock-based compensation expense are included in each of the respective expense categories reported above:

	For the Three Months
	Ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)

Project personnel costs before reimbursable expenses	$3,439	$3,155
Professional development and recruiting	12	27
Marketing and sales	107	48
Management and administrative support	490	291

Total stock-based compensation	$4,048	$3,521

PRESS RELEASE
DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
ASSETS	2005	2005

	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$88,225	$42,270
Short-term investments	—	55,975
Accounts receivable, net of allowance of $992 and $1,079 as of June 30, 2005 and March 31, 2005, respectively	19,464	22,044
Deferred tax asset — current portion	9,181	9,819
Prepaid expenses and other current assets	6,262	6,005

Total current assets	123,132	136,113

Computers, equipment, leasehold improvements and software, net	4,681	5,145
Deferred tax asset — non-current portion	8,833	10,841
Other assets	1,736	1,573

Total assets	$138,382	$153,672

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,855	$4,652
Share repurchase payable	3,676	—
Income taxes payable	642	1,611
Restructuring accrual, current portion	2,499	2,848
Other accrued liabilities	14,971	22,916

Total current liabilities	25,643	32,027

Restructuring accrual, less current portion	3,200	3,700

Total liabilities	28,843	35,727

Stockholders’ equity:
Common stock, 34,112 shares outstanding as of June 30, 2005 and 34,436 shares outstanding as of March 31, 2005	555,012	563,753
Stock-based compensation	—	(2,174)
Accumulated other comprehensive income	2,343	2,660
Accumulated deficit	(447,816)	(446,294)

Total stockholders’ equity	109,539	117,945

Total liabilities and stockholders’ equity	$138,382	$153,672

PRESS RELEASE
DIAMONDCLUSTER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Three Months
	Ended June 30,
	2005	2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(1,522)	$3,441
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	714	875
Write-down of net book value of property, plant, and equipment	—	16
Stock-based compensation	4,048	3,521
Deferred income taxes	2,585	—
Changes in assets and liabilities:
Accounts receivable	1,772	(6,055)
Prepaid expenses and other	(542)	3,576
Accounts payable	(627)	(1,216)
Restructuring accrual	(849)	(982)
Other assets and liabilities	(7,760)	(8,440)

Net cash used in operating activities	(2,181)	(5,264)

Cash flows from investing activities:
Net redemptions of short-term investments	55,975	5,100
Capital expenditures, net	(379)	(345)
Other assets	60	54

Net cash provided by investing activities	55,656	4,809

Cash flows from financing activities:
Common stock issued, net	1,702	678
Tax benefits from employee stock plans	41	42
Purchase of treasury stock	(8,683)	(3,725)

Net cash used in financing activities	(6,940)	(3,005)

Effect of exchange rate changes on cash	(580)	(43)

Net increase (decrease) in cash and cash equivalents	45,955	(3,503)
Cash and cash equivalents at beginning of period	42,270	39,004

Cash and cash equivalents at end of period	$88,225	$35,501

Non-cash financing activities:
Treasury stock repurchase obligation	3,676	—
Transfer of stock-based compensation balance to additional paid-in capital upon adoption of SFAS No. 123R	2,174	—